Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

August 31, 2011

Graphic Packaging Holding Company

Graphic Packaging International, Inc.

The Guarantors listed on Schedule A

814 Livingston Court

Marietta, GA 30067

Re:	Registration Statement on Form S-3 (No. 333- )

Ladies and Gentlemen:

We have acted as counsel to Graphic Packaging Holding Company, a Delaware corporation (the “Company”), Graphic Packaging International, Inc., a Delaware corporation (“GPII”), and the other guarantors of Debt Securities (as defined herein) listed on Schedule A (the “Guarantors” and together with the Company and GPII, the “Registrants”) in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share of the Company which may be offered and sold from time to time by the selling stockholders named therein (the “Selling Stockholder Shares”); (ii) shares of common stock, par value $0.01 per share of the Company to be offered and sold from time to time by the Company (the “Company Common Shares” and, together with the Selling Stockholder Shares, “Common Stock”); (iii) shares of preferred stock, par value $0.01 per share of the Company (“Preferred Stock”); (iv) senior or subordinated debt securities of the Company and GPII (the “Debt Securities”); (v) guarantees (the “Guarantees”) of Debt Securities issued by the Registrants; (vi) warrants to purchase any of the securities of the Company described in clauses (ii), (iii) and (iv) (collectively, the “Warrants”); (vii) purchase contracts of the Company obligating holders to purchase a specified or varying number of any of the securities which the Company may sell under the prospectus included in the Registration Statement (the “Prospectus”) at a future date or dates (the “Purchase Contracts”); and (viii) units comprised of one or more of the other securities that the Company may offer under the Prospectus, in any combination (the “Units”).

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Graphic Packaging Holding Company

Graphic Packaging International, Inc.

August 31, 2011

Each series of Debt Securities will be issued pursuant to an indenture, the forms of which are filed as exhibits to the Company’s registration statement on Form S-3 (No. 333-166324), as amended, filed with the Commission on May 25, 2010 (collectively, as amended or supplemented from time to time, the “Indentures”) relating to Debt Securities between the Company or GPII, as applicable and a trustee (the “Trustee”). Any Guarantees will be issued pursuant to a supplemental indenture or notation of guarantee, which will be filed as a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Purchase Contract will be issued pursuant to a purchase contract substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).

We have examined the Restated Certificate of Incorporation of the Company and GPII; the Amended and Restated Bylaws of the Company and GPII; records of proceedings of the Board of Directors or comparable governing bodies of the Company, GPII and the Guarantors; the proposed forms of the Indentures; the Registration Statement; the charter or other applicable formation documents of the Guarantors; and the bylaws or other comparable governing documents of the Guarantors. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution and, solely with respect to whether or not the Debt Securities, Guarantees, Warrants, Purchase Contracts or Units

Graphic Packaging Holding Company

Graphic Packaging International, Inc.

August 31, 2011

are the valid and binding obligations of the Company, the laws of the State of New York. We do not express any opinion herein concerning any other laws. Our opinions set forth in paragraphs 3, 4, 5, 6 and 7 are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) Common Stock has been duly issued and delivered against payment therefor in accordance with such corporate action, and; (d) certificates representing shares of Common Stock have been duly executed by duly authorized officers of the Company, as applicable, in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware; (b) such certificate of designation has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

Graphic Packaging Holding Company

Graphic Packaging International, Inc.

August 31, 2011

3.	When, as and if (a) the appropriate corporate action has been taken by the Company or GPII, as applicable to authorize the form, terms, execution and delivery of any series of the Debt Securities; (b) the Debt Securities have been issued in the form and containing the terms set forth in the Registration Statement, the Indentures and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Debt Securities have been authenticated by the Trustee and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company or GPII, as applicable, enforceable against the Company or GPII, as applicable, in accordance with their terms.

4.	When, as and if (a) the terms of the Debt Securities and of their issuance and sale have been duly established by the Company or GPII, as applicable and the Debt Securities have been duly executed and authenticated and delivered to the purchasers thereof upon payment of the agreed upon consideration therefore, (b) the appropriate corporate action has been taken by the applicable Registrants to authorize the form, terms, execution and delivery of the Guarantees, and (c) the Guarantees with such terms are fully executed, attested, issued and delivered by duly authorized officers of the applicable Registrants against payment in the manner provided for in the Indentures, the Debt Securities or Guarantees, as applicable, and such corporate action, then, upon the happening of such events, such Guarantees will be validly issued and will constitute valid and binding obligations of the applicable Registrants, enforceable against the applicable Registrants in accordance with their terms.

5.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	When, as and if (a) the appropriate corporate action has been taken by the Company, to authorize the form, terms, execution and delivery of a Purchase Contract (including a form of certificate evidencing the Purchase Contracts) and (b) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company, against payment in the manner provided for in the Purchase Contract and such corporate action, then, upon the happening of such events, such Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms.

Graphic Packaging Holding Company

Graphic Packaging International, Inc.

August 31, 2011

7.	When, as and if (a) the appropriate corporate action has been taken by the Company, to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company, against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Justin R. Howard
Justin R. Howard
A Partner

Schedule A

Subsidiary Guarantors

Bluegrass Container Canada Holdings, LLC

Bluegrass Flexible Packaging Company, LLC

Bluegrass Labels Company, LLC

Bluegrass Multiwall Bag Company, LLC

Field Container Queretaro (USA), L.L.C.

Graphic Packaging Corporation

Graphic Packaging Flexible Holdings, LLC

Handschy Holdings, LLC

Handschy Industries, LLC

Riverdale Industries, LLC